UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 6, 2016

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events

This Current Report on Form 8-K of Sempra Energy and Southern California Gas Company (the “Company”), an indirect subsidiary of Sempra Energy, (1) provides a status update regarding the leaking well at the Company’s Aliso Canyon natural gas storage facility, and (2) summarizes the recent order dated January 6, 2016 by the Governor of the State of California proclaiming a state of emergency to exist in Los Angeles County due to the natural gas leak.

Status Update Regarding the Company’s Aliso Canyon Natural Gas Storage Facility

On October 23, 2015, the Company discovered a leak at one of its injection and withdrawal wells, SS25, at its Aliso Canyon natural gas storage facility, located in the northern part of the San Fernando Valley in Los Angeles County. The Aliso Canyon facility, which has been operated by the Company since 1972, is situated in the Santa Susana Mountains. SS25 is more than one mile away and 1,200 feet above the closest homes. It is one of more than 100 injection and withdrawal wells at the storage facility. The leak is currently not impacting the Company’s natural gas service levels.

The Company has been working closely with several of the world’s leading experts to stop the leak. Since discovering the leak, the Company has made seven attempts to plug SS25 by pumping fluids down the well shaft. The Company has been unable to stop the leak using this approach and is now working to stop the leak through a relief well.

On December 4, 2015, the Company commenced drilling a relief well that is designed to stop the leak by plugging SS25 at its base. The Company currently estimates that the relief well will be completed between the end of February and the end of March. The Company is also preparing to drill a back-up relief well as a precautionary measure. At the same time, the Company is actively working with leading experts to engineer technologies for reducing the natural gas emissions from SS25, as well as reducing the impact of the odorant that is required to be added to the natural gas for safety purposes.

In order to reduce the pressure of the gas in storage and the amount of gas emitted by SS25, the Company continues to withdraw gas and has not injected natural gas into the Aliso Canyon natural gas storage facility since October 25, 2015. The Company estimates that as of December 31, 2015, approximately 33 billion cubic feet (“Bcf”) of natural gas has been delivered to customers or moved to other gas storage facilities from an initial starting point of approximately 77 Bcf of gas in storage on October 23, 2015 at the Aliso Canyon facility. Based on information from the California Air Resources Board (“CARB”), gathered by fly-overs of the site, the leak rate and estimated level of methane emissions appear to have declined significantly since CARB began providing preliminary estimates in November 2015. Once the gas leak is terminated, the Company will conduct an objective measurement of natural gas lost from the leak and will provide that information to the relevant regulatory bodies.

According to the Los Angeles County Department of Public Health (“LA County DPH”), mercaptans, the odorant in the gas at Aliso Canyon, are not associated with long-term health effects. Mercaptans may, however, cause eye, nose and throat irritation, coughing and nasal congestion, shortness of breath, nausea, stomach discomfort, dizziness and headaches. A number of the residents of the nearby Porter Ranch community have reported experiencing one or more of these symptoms. These symptoms may recur on a daily basis as long as the odors remain. According to the LA County DPH, methane levels in the Porter Ranch neighborhood do not pose a long-term health concern.

The Company has been providing temporary relocation support to homeowners in the Porter Ranch community who request it. As of January 3, 2016, approximately 2,500 households have been temporarily relocated, with another approximately 1,460 requests pending. On December 24, 2015, by stipulation and order, the Company agreed to implement a formal plan for assisting residents of the Porter Ranch community to temporarily relocate, as well as to pay for additional overtime and costs associated with extra Los Angeles Police Department security patrols, among other things. Pursuant to the order, the Company also worked with representatives from the Los Angeles City Attorney’s office to establish a mediation process to resolve disputes between individuals requesting temporary relocation or other services under this plan and the Company. In addition, the Company is providing air filtration and purification systems to those Porter Ranch residents requesting them.

Various governmental agencies, including the California Division of Oil, Gas and Geothermal Resources (“DOGGR”), the LA County DPH, the South Coast Air Quality Management District, the CARB, the California Public Utilities Commission (“CPUC”), the U.S. Environmental Protection Agency, the Los Angeles District Attorney’s Office and the California Attorney General’s Office, are investigating this incident. Some agencies have issued notices to the Company directing it to stop the leak and control the release of natural gas into the air, and the Company may face fines or other penalties as a result of this incident. The Company has been working in close cooperation with these agencies. Additionally, hearings in the state legislature as well as with various regulatory agencies have been or are expected to be scheduled.

To date, 25 complaints have been filed against the Company, some of which have also named Sempra Energy, asserting causes of action for negligence, nuisance, and trespass, among other things, and additional litigation may be filed against the Company in the future related to this incident. Many of these complaints seek class action status, compensatory and punitive damages and attorneys’ fees. The Los Angeles City Attorney has also filed a complaint against the Company for public nuisance and violation of the California Unfair Competition Law. That complaint seeks an order to abate the public nuisance and impose civil penalties. All of these complaints are currently being reviewed by the Company and outside legal counsel. The cost of defending the lawsuits, and any damages, if awarded, could be significant.

Through December 31, 2015, the Company estimates that it has spent approximately $50 million addressing the leak and mitigating environmental and community impacts, including temporary relocation, and drilling the relief well and attempts to stop or mitigate the emissions. The Company will continue to incur these types of costs at least until the well is capped. The Company also intends to mitigate the environmental impact of the actual natural gas released from the leak.

The Company has at least four types of insurance policies that it believes will cover many of the current and expected claims, losses and litigation (collectively, “Claims”) associated with the natural gas leak at Aliso Canyon. The total combined limit available under all of these policies is in excess of $1 billion. The Company has put these insurers on notice about the leak, the nature of potential losses and the filing of lawsuits and is actively pursuing coverage with these carriers. These policies are subject to various policy limits depending on the type of Claim and are subject to various exclusions and other coverage limitations. The Company does not anticipate that the payment of deductibles on these policies will be material.

The Company’s top priority is to safely and expeditiously stop the leak, mitigate environmental and community impacts and reduce the amount of natural gas being emitted into the environment. Mitigation of the local community impact includes temporary relocation of certain impacted customers as directed by the LA County DPH and in response to claims made in civil lawsuits described above.

Governor’s Order Proclaiming a State of Emergency to Exist in Los Angeles County

On January 6, 2016, Edmund G. Brown Jr., Governor of the State of California, issued an order proclaiming a state of emergency to exist in Los Angeles County due to the natural gas leak at the Company’s Aliso Canyon natural gas storage facility. A copy of the Press Release announcing the Governor’s order and containing the full text of the proclamation of a state of emergency (the “Proclamation”) is attached hereto as Exhibit 99.1.

The Proclamation implements the following orders, among other things:

•	Stopping the Leak: The Proclamation directs: the CPUC and California Energy Commission to take all actions necessary to ensure that the Company maximizes daily withdrawals of natural gas from the Aliso Canyon storage facility for use or storage elsewhere; the DOGGR to direct the Company to take any and all viable and safe actions to capture leaking gas and odorants while relief wells are being completed; and the DOGGR to require the Company to identify how it will stop the gas leak if relief wells fail to seal the leaking well, or if the existing leak worsens.

•

Protecting Public Health and Safety: State agencies will: continue the prohibition against the Company injecting any gas into the Aliso Canyon storage facility until a comprehensive review, utilizing independent experts, of the safety of the storage wells and the air quality of the surrounding community is completed; expand real-time monitoring of emissions in the surrounding community; convene an independent panel of scientific and medical experts to review public health concerns stemming from the natural gas leak and evaluate whether additional measures are needed to protect public health; and take all actions necessary to ensure the continued reliability of natural gas and electricity supplies in the coming months during the moratorium on gas injections into the Aliso Canyon storage facility.

•	Ensuring Accountability: The CPUC will ensure that the Company covers costs related to the natural gas leak and its response, while protecting ratepayers; and State agencies will develop a program to fully mitigate the leak’s emissions of methane by March 31, 2016, with such program to be funded by the Company.

•	Strengthening Oversight: The DOGGR will promulgate emergency regulations for gas storage facility operators throughout the State, requiring: at least daily inspection of gas storage well heads using gas leak detection technology such as infrared imaging; ongoing verification of the mechanical integrity of all gas storage wells; ongoing measurement of annular gas pressure or annular gas flow within wells; regular testing of all safety valves used in wells; minimum and maximum pressure limits for each gas storage facility in the state; and a comprehensive risk management plan for each facility that evaluates and prepares for risks, including corrosion potential of pipes and equipment. Additionally, the DOGGR, the CPUC, the CARB and the California Energy Commission will submit to the Governor’s Office a report that assesses the long-term viability of natural gas storage facilities in California.

As described above under the heading “Status Update Regarding the Company’s Aliso Canyon Natural Gas Storage Facility,” the Company is currently addressing a number of the actions required by the Proclamation, including discontinuing injections of natural gas, maximizing to the extent practical its withdrawals of natural gas, and engineering technologies designed to reduce the impact of the odorants, while at the same time continuing to predictably supply natural gas to its customers. In addition, the Company continues to work in close cooperation with the Governor’s Office and the State agencies described in the Proclamation. The full text of the Proclamation is included in Exhibit 99.1 and is incorporated herein by reference.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•	actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

•	the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

•	energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted reduction in oil and natural gas prices from historical averages;

•	the impact on the value of our natural gas storage assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services;

•	delays in the timing of costs incurred and the timing of the regulatory agency authorization to recover such costs in rates from customers;

•	deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers;

•	capital markets conditions, including the availability of credit and the liquidity of our investments;

•	inflation, interest and currency exchange rates;

•	the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our San Diego Gas & Electric Company’s (SDG&E) and the Company’s cost of capital;

•	the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS);

•	cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers, terrorist attacks that threaten system operations and critical infrastructure, and wars;

•	the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects;

•	weather conditions, conservation efforts, natural disasters, catastrophic accidents, and other events that may disrupt our operations, damage our facilities and systems, and subject us to third-party liability for property damage or personal injuries, some of which may not be covered by insurance;

•	risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

•	risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest;

•	risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight, including motions to modify settlements;

•	business, regulatory, environmental and legal decisions and requirements;

•	expropriation of assets by foreign governments and title and other property disputes;

•	the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems;

•	the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

•	the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors;

•	the resolution of litigation; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on a combined basis for Sempra Energy, SDG&E and the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, including the Proclamation of a State of Emergency, by the Governor of the State of California, dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY

(Registrant)

Date: January 6, 2016	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY

(Registrant)

Date: January 6, 2016	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer